UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2021

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

PO Box 323

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

A: On April 30, 2021, the Company has placed on the Investor page of the Company's website a press

Release titled “Bion Announces Letter of Intent for Commercial-Scale Third Generation Project” (dated April 30, 2021).

B: On April 23, 2021, the Company placed on its website a Shareholder Alert titled “Wendy’s Pledge to Set Science-Based Targets”.

ITEM 8.01 OTHER EVENTS

On April 27, 2021 the Company’s executed a letter of intent (‘LOI’) with Lamb Farms, Inc., Oakfield, New York regarding development and construction of a 3G Tech Bion System to treat the waste from its approximately 2000 dairy cows and from up to 250 head of beef cattle (current estimate) to be housed in barns constructed by the Company. If the transaction set forth in the LOI proceeds to a definitive agreement and is followed by construction of the intended facilities (commencing during the upcoming fiscal year), this will be Bion’s initial 3G Tech System and will serve to demonstrate at commercial scale the capabilities of our 3G Tech and technology platform and provide proof of concept with regard to the potential ‘beef opportunity’ created by our technology and business model (See Exhibit 10.1).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial Statements of Businesses Acquired

Not Applicable.

(b)       Pro Forma Financial Information

Not Applicable.

(c)       Shell Company Transactions

Not Applicable.

(d)       Exhibits.

Exhibit Number	Description

10.1	Letter of Intent (April 27, 2021)
99.1	Press Release titled “Bion Announces Letter of Intent for Commercial-Scale Third Generation Project ” (dated April 30, 2021)
99.2	Shareholder Alert titled “Wendy’s Pledge to Set Science-Based Targets” (April 23, 2021)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Date: May 3, 2021	By: /s/ Mark A. Smith Mark A. Smith, President